EXHIBIT 10.hh

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of October 1, 1998 between Sunbeam Corporation, a Delaware corporation (the "Company") and Jack Hall (the "Executive").

         The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

         Accordingly, the Company and the Executive hereby agree as follows:

         1. EMPLOYMENT, DUTIES AND ACCEPTANCE.

         1.1. EMPLOYMENT, DUTIES. The Company hereby employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as the President, International Operations of Sunbeam Corporation or in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors of the Company (the "Board").

         1.2. ACCEPTANCE. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be. The Executive hereby represents and warrants that the Executive is not subject to any other agreement, including without limitation any agreement not to compete or confidentiality agreement, which would be violated by the Executive's performance of services hereunder.

         1.3. LOCATION. The duties to be performed by the Executive hereunder shall be performed primarily at the office of the Company in Palm Beach County, Florida, subject to reasonable travel requirements on behalf of the Company.

         2. TERM OF EMPLOYMENT; CERTAIN POST-TERM BENEFITS.

         2.1. THE TERM. The term of the Executive's employment under this Agreement (the "Term") shall commence on October 1, 1998 and shall end on October 1, 2000.

         2.2. SPECIAL CURTAILMENT. The Term shall end earlier than the original termination date provided in Section 2.1, if sooner terminated pursuant to
Section 4.

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         3. COMPENSATION; BENEFITS.

         3.1. SALARY. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable semi-monthly in arrears, at the annual rate of not less than $400,000 (the "Base Salary"), less such deductions or amounts to be withheld as required by applicable law and regulations. In the event that the Company, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

         3.2. ANNUAL BONUS. In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive will be eligible to receive a performance-based bonus with respect to each year of the Term commencing in 1999, based upon a target bonus opportunity of 60% of Base Salary, payable within 90 days following the end of the Company's fiscal year. Performance goals for such bonuses shall be determined by the Compensation Committee of the Board of Directors. Upon expiration of the Term without renewal, the Executive shall be eligible to receive a pro rata performance-based bonus for the final bonus period commencing during the Term based upon performance through October 1, 2000, and payable within 90 days following such expiration of the Term.

         3.3. GUARANTEED BONUS. For 1998, the Executive shall receive a guaranteed bonus equal to $60,000 (the "1998 Bonus"), payable on or before January 15, 1999.

         3.4. BUSINESS EXPENSES. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers PROVIDED, HOWEVER, that the maximum amount available for such expenses during any period may be fixed in advance by the Chairman or Vice Chairman of the Board of Directors or the Board of Directors.

         3.5. VACATION. During the Term, the Executive shall be entitled to a vacation period or periods of four weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

         3.6. FRINGE BENEFITS. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to employees of the Company, together with executive medical benefits for the Executive, as provided from time to time in effect for officers of the Company generally. The Executive shall be entitled to participate in the Company's relocation program in connection with entering into this Agreement.

         3.7. STOCK OPTIONS. The Company shall grant to the Executive on the date

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hereof, subject to the receipt of shareholder approval to the extent required under (1) Section 162(m) of the Internal Revenue Code of 1986, as amended, (2) the terms of the Amended and Restated Sunbeam Corporation Stock Option Plan (the "Option Plan"), if the grant is to be made under such plan, or (3) the shareholder approval policy of the New York Stock Exchange, which shareholder approval shall be requested by the Company when it next solicits proxies from its shareholders, non-qualified stock options (the "Options") with a scheduled 10-year term to purchase shares of the common stock of the Company, par value $.01 per share. The Options shall be granted in an amount and at the exercise price as set forth on Appendix I to this Agreement. The Options shall vest and become exercisable in full on October 1, 2000 (if the Executive remains employed pursuant to this Agreement as of such date) or, to the extent the Option is outstanding, upon a "Change in Control" of the Company. The Options shall be subject to earlier vesting or forfeiture as set forth in Section 4. The Options shall be subject to all other terms and conditions as set forth in the Plan or an Option Agreement, if any, between the Company and the Executive. For purposes of this Agreement, Change in Control shall have the meaning set forth in the Option Plan as in effect as of the date of this Agreement.

         3.8. ADDITIONAL BENEFITS. During the Term, the Executive shall be entitled to such additional benefits generally provided to other senior executives of the Company.

         4. TERMINATION.

         4.1. DEATH. If the Executive shall die during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder, except that the Executive's legal representatives shall be entitled to receive continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 3.1, until the longer of 12 months or the end of the Term (as in effect immediately prior to the Executive's death). The Options shall become vested and exercisable as of the Executive's death during the Term (provided, that, to the extent shareholder approval continues to be required under Section 3.7, such accelerated vesting and exercisability shall occur upon such approval), and shall remain exercisable for three years following the later of such death during the Term or the receipt of any required shareholder approval with respect to such Options, by the beneficiary designated by the Executive on a form prescribed for such purpose by the Company, or in the absence of such designation by the Executive's legal representative.

         4.2. DISABILITY. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equalled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive continued payments in an amount equal to 60% of the Base Salary, in the manner

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specified in Section 3.1, until the longer of 12 months or the end of the Term
(as in effect immediately prior to such termination). Upon the Executive's termination for disability, the Options shall, subject to the receipt of any required shareholder approval under Section 3.7, continue to vest and become exercisable pursuant to their original vesting schedule, and shall remain exercisable for three years following vesting. If the Executive shall die before receiving all payments to be made by the Company in accordance with this Section 4.2, such payments shall be made to the beneficiary designated by the Executive on a form prescribed for such purpose by the Company, or in the absence of such designation to the Executive's legal representative.

         4.3. CAUSE/VOLUNTARY TERMINATION. In the event of gross neglect by the Executive of the Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder, a willful breach by the Executive of Sections 5, 6 or 7 or any other material provision of this Agreement or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may at any time by written notice to the Executive terminate the Term and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination and owed to the Executive. In the event the Executive voluntarily terminates employment (other than pursuant to Section 4.4 as a result of a breach of this Agreement by the Company), this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned by and owned to the Executive as of the date of such termination. Upon a termination of the Executive's employment under this
Section 4.3, all unvested Options shall be immediately forfeited.

         4.4. COMPANY BREACH. In the event of the breach of any material provision of this Agreement by the Company (including without limitation the failure to obtain shareholder approval of the stock option grant described under
Section 3.7 to the extent such approval is required under such Section 3.7, at or prior to the Company's first annual meeting of shareholders following the date of this Agreement), the Executive shall be entitled to terminate the Term upon 60 days' prior written notice to the Company. Upon such termination, or in the event the Company terminates the Term or this Agreement other than pursuant to the provisions of Sections 4.2 or 4.3, the Company shall continue to provide the Executive (i) payments of Base Salary, in the manner and amount specified in
Section 3.1, (ii) at the time such bonus payments would have otherwise been paid, the sum of (A) in the event of the Executive's termination prior to payment of the 1998 Bonus, the 1998 Bonus and (B) an amount equal to the Executive's target bonus opportunity percentage as in effect as of the date of termination, multiplied by the Executive's Base Salary as of the date of termination, payable with respect to each remaining bonus period which would otherwise have ended during the Term (the "Full Bonus Periods"), and payable on a pro rata basis for the final bonus period which would have otherwise commenced during the scheduled Term following the last Full Bonus Period (based upon the portion of such

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bonus period which would have been completed as of the end of the scheduled
Term), and (iii) medical, dental, life and long-term disability insurance benefits in the manner and amounts specified in Sections 3.6 (provided that the Executive shall continue to bear the cost of such benefits required to be paid by employees) or, for a period of twelve months after the last day of the month in which termination described in this Section 4.4 occurred, whichever is longer (the "Damage Period"); PROVIDED, HOWEVER, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employee-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. In addition, upon such termination of employment, each of the Options shall immediately vest and become exercisable (provided, that, to the extent shareholder approval continues to be required under Section 3.7, such accelerated vesting and exercisability shall occur upon receipt of such approval) in an amount equal to (a) the number of shares subject to such Option, multiplied by (b) (i) the number of full and partial months during the Term prior to the Executive's termination of employment, divided by (ii) twenty-four. The vested portion of the Options shall remain exercisable for three years following the later of the Executive's termination of employment or the receipt of any required shareholder approval with respect to such Options, and the remaining portion of the Options shall be forfeited upon the Executive's termination of employment. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced (except as provided in this Section 4.4) whether or not the Executive obtains other employment.

         4.5. LITIGATION EXPENSES. Except as provided for in Section 5.7, if the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgment in such action, suit or proceeding is rendered in favor of the Executive with respect to a material portion of such action, suit or proceeding, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) reasonably incurred by the Executive in connection with such action, suit or proceeding.

         5. PROTECTION OF CONFIDENTIAL INFORMATION; NON-COMPETITION.

         5.1. CONFIDENTIALITY AND NON-COMPETITION. In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for future developments, the Executive agrees:

         5.1.1 During the period of Executive's employment with the Company (or the Executive's engaging in any other activity with or for the Company) and for a two year period thereafter, Executive shall treat and safeguard as confidential and secret all Confidential Information received by him at any time. Without the prior written consent of the Company, except as required by law, Executive will not

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disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its subsidiaries. In the event that Executive is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose
(i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its subsidiaries as developed from the Confidential Information, Executive will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, Executive is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, the Executive shall disclose only that portion of the Confidential Information which his counsel advises that he is compelled to disclose and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information. For purposes of this Agreement "Confidential Information" shall mean and include any information not generally known to the public, including, without limiting the generality of the foregoing, any customer lists, supplier lists, trade secrets, invention, formulas, methods or processes, whether or not patented or patentable, channels of distribution, business plans, pricing policies and records, financial information of any sort and inventory records of the Company or any affiliate (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company or its subsidiaries). It is not necessary, however, that any information be formally designated as "confidential" if it falls within any of the foregoing categories and is not generally known to the public.

         5.1.2 During the period of his employment with the Company or its subsidiaries and, for a two-year period thereafter (the "Non-Compete Period"), the Executive shall not, without prior written consent of the Company, do, directly or indirectly, any of the following:

         (A) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its subsidiaries (as such business is conducted during the term of the Executive's employment with the Company or its subsidiaries) in the geographical regions in which such business is conducted; PROVIDED, HOWEVER, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or

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         (B) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its subsidiaries.

         In the event any court of competent jurisdiction should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the Executive hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law. If any provision or part of any provision of this Section 5 is held for any reason to be unenforceable, (i) the remainder of this Section 5 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

         5.2 REMEDIES. The Executive acknowledges that remedies at law for any breach of this Section 5 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, Executive acknowledges that upon his violation of any provision of this Section 5, the Company will be entitled to terminate the Executive's employment (with the consequences set forth in Section 4.3 above) and to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Executive further agrees, subject to the proviso at the end of this sentence, that if he violates any provision of this Section 5, he shall immediately forfeit any rights and benefits under the Sunbeam Corporation Stock Option Plan and shall return to the Company any unexercised Options and forfeit the rights under any Restricted Stock Awards and shall return any shares of Stock held by the Executive received upon exercise of any Option or the lapse of the Restrictions relating to Restricted Stock Awards granted thereunder, together with any proceeds from sales of any shares of Stock received upon exercise of such Options or the lapse of Restrictions of such Restricted Stock Awards; PROVIDED, HOWEVER, that upon violation of subsection (b) of this Section, the forfeiture and return provisions contained in this sentence shall apply only to Options which have become exercisable, and Restricted Stock, the Restrictions with respect to which have lapsed, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Executive's employment. Nothing in this Section 5 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by Participant of any of the provisions of this Section 5.

         5.3 NOTICE. Executive agrees to provide written notice of the provisions of this Section 5 to any future employer of Executive, and the Company expressly reserves the right to provide such notice to the Executive's future employer(s).

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         5.4 DELIVERY UPON TERMINATION. Executive agrees to deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

         5.5. REMEDIES SEVERAL. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         5.6. JURISDICTION. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 5.1 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

         5.7. ATTORNEYS' FEES. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in
Section 5.1 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

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         6. INVENTIONS AND PATENTS.

         6.1. The Executive agrees that all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

         6.2. If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive's employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

         6.3. The Executive agrees that the Executive will not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

         7. INTELLECTUAL PROPERTY.

         The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

         8. INDEMNIFICATION.

         The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

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         9. NOTICES.

         All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

         If to the Company, to:

             Sunbeam Corporation
             1615 South Congress Avenue
             Suite 200
             Delray Beach, Florida  33445

             If to the Executive, to:

             Jack Hall

             _____________________________
             _____________________________

                  10.      GENERAL.

         10.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely in Delaware.

         10.2. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.3. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

         10.4. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the


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obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

         10.5. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         11. SUBSIDIARIES AND AFFILIATES.

         11.1. As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.












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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               SUNBEAM CORPORATION

                               By: __________________________________

                               Title: ________________________________



                                     _________________________________
                                        JACK HALL



                                   APPENDIX I

STOCK OPTIONS.

         The Executive's Options shall be granted for 400,000 shares of Common Stock, at an exercise price of $7.00 per share.





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